UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Technology Drive Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2010 Standard Pacific Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein, and the subsidiaries of the Company party thereto (the “Guarantors”), relating to the sale by the Company of $300,000,000 aggregate principal amount of its 8 3/8% Senior Notes due 2018 (the “Notes”). The Notes will be subject to the terms and conditions provided in the Company’s senior notes indenture and a supplemental indenture to the senior notes indenture to be dated May 3, 2010, under which the Notes will be issued.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, termination provisions, and indemnification and contribution obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended.

The Company and one of the underwriters, Broadpoint Capital, Inc., are under common control. MatlinPatterson FA Acquisition LLC, an affiliate of the Company’s principal stockholder, MP CA Homes LLC, owns approximately 28% of the voting power of the common stock of Broadpoint Gleacher Securities Group, Inc., the parent company of Broadpoint Capital, Inc. In addition, certain of the underwriters and their affiliates have provided in the past to the Company and its affiliates certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received customary fees and commissions. In particular, an affiliate of J.P. Morgan Securities Inc. is a lender under letters of credit relating to the Company’s revolving credit facility.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 1.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 21, 2010, by and among the Company, the Guarantors and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010

STANDARD PACIFIC CORP.

By:	/S/ JOHN M. STEPHENS
Name:	John M. Stephens
Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 21, 2010, by and among the Company, the Guarantors and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.